SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2003

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Meridian Crossings, Suite 850
Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

(952) 851-6000
(Registrant's telephone number)

Items 1-4.	Not Applicable.

Item 5.	Other Events.

The Company has entered into an Agreement and Temporary Waiver (the "Waiver"), dated as of July 15, 2003, with Deutsche Bank Trust Company Americas, as administrative agent for the lenders and a lender, Bank One, NA, as documentation agent and a Lender; and several banks and other financial institutions, providing an additional 60-day waiver on certain covenants that exist under the Third Amended and Restated Credit Agreement, dated September 27, 2002, as has been amended from time to time (the "Third Amended and Restated Credit Agreement").

The Waiver also provides an extension of time for the Registrant to make certain scheduled principal and fee payments.

A press release announcing the waiver extension was issued on July 16, 2003, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 6.	Not Applicable.

Item 7.	Financial Statements and Exhibits.

	(a) - (b)	Not Applicable.

	(c)	Exhibits Required by Item 601 of Regulation S-K.

	Exhibit	Description

10.50

First Amended Agreement and Temporary Waiver, dated as of July 15, 2003, among BMC Industries, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent and Bank One, NA, as Documentation Agent and Various Lending Institutions.

	99.1	Press Release issued by BMC Industries, Inc., dated July 16, 2003.

Items 8-9.		Not Applicable.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: July 17, 2003	By:	/s/Jon A. Dobson
Jon A. Dobson
	Its:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.50

First Amended Agreement and Temporary Waiver, dated as of July 15, 2003, among BMC Industries, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent and Bank One, NA, as Documentation Agent and Various Lending Institutions.

Electronic Transmission

99.1	Press Release, dated July 16, 2003, issued by BMC Industries, Inc.	Electronic Transmission